Exhibit (j)(2)

                            [LETTERHEAD OF DECHERT]

July 25, 2001

Pilgrim Funds Trust
7337 East Doubletree Ranch Road
Scottsdale, Arizona  85258-2034

Re: Pilgrim Funds Trust
    (File Nos. 333-59745 and 811-08895)

Dear Sirs:

We hereby consent to all references to our firm in Post-Effective Amendment No. 10 to the Registration Statement of Pilgrim Funds Trust. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Very truly yours,

/s/ Dechert